SCHEDULE 14C INFORMATION

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of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

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                            CASH SYSTEMS, INC.
                            ------------------
              (Name of Registrant as Specified in its Charter)

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
                             CASH SYSTEMS, INC.
                     3201 West County Road 42, Suite 106
                            BURNSVILLE, MN  55306


                            INFORMATION STATEMENT

                                 INTRODUCTION

     This Information Statement is being furnished to the stockholders of Cash Systems, Inc., a Delaware corporation ("Cash Systems," "we", "our" or "us"), in connection with certain corporate actions (the "Proposals") unanimously approved by our Board of Directors that will be presented to an annual meeting of our stockholders to be held on December 20, 2002, as outlined in the Notice of Annual Meeting of Stockholders (the "Annual Meeting") that accompanies this Information Statement. Certain persons who own in excess of a majority of our outstanding voting securities have agreed to vote in favor of these Proposals. No other votes are required or necessary to adopt and complete these Proposals. It is anticipated that these Proposals will be completed immediately following the Annual Meeting.

     The Proposals are as follows:

     1) To amend the Bylaws of Cash Systems, Inc. to increase the number of directors from three to up to 21 and to require that any shareholder before owning 5% or more of the Company's outstanding common stock agree, in writing, to cooperate with us in obtaining required gaming licenses.

     2) To elect three directors for the coming year, with the election of the third director, James Mandel, to be subject to Equity Securities Investments' prior satisfactory performance, in the sole judgment of the Company's then-incumbent directors, of its obligations under the Agency Agreement entered into by Cash Systems and Equity Securities Investments on September 6, 2002.

     3) To ratify the appointment of the firm of Virchow, Krause & Company, LLP, Certified Public Accountants, as the independent accountants of the Company for the fiscal year ending December 31, 2002.

     4)   To approve the 2001 Stock Option Plan.

     ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 2, 2002 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE ON THESE PROPOSALS. MEMBERS OF OUR MANAGEMENT AND CERTAIN OF OUR PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY OWN IN EXCESS OF A MAJORITY OF OUR OUTSTANDING VOTING SECURITIES HAVE AGREED TO VOTE IN FAVOR OF THESE PROPOSALS. AS A RESULT, THESE PROPOSALS WILL BE APPROVED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                 APPROXIMATE DATE OF MAILING IS DECEMBER 10, 2002

     The present members of the Board of Directors, who collectively own approximately 76% of the outstanding voting securities of the Company, which is in excess of the majority vote that is required to adopt these Proposals.

     The cost of preparing, printing and mailing the Information Statement will be borne by the Company. The Company will request brokers, custodians, nominees and other like parties to forward copies of the Information Statement to beneficial owners of the Company's common stock and will reimburse such parties for their related reasonable and customary charges or expenses. The estimated expense of this mailing is approximately $2,500.

                     DISSENTERS' RIGHTS OF APPRAISAL

     The Delaware General Corporation Law does not provide for dissenters' rights with respect to the Proposals being presented at the Meeting.

             INTEREST OF MANAGEMENT IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee to become a director, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be submitted to a vote of the stockholders at the Meeting, which is not shared by all other stockholders, pro rata, and in accordance with their respective interests in the Company.

                   OUTSTANDING SHARES, VOTING AND PROXIES

Record Date and Outstanding Shares.
-----------------------------------

     The Board of Directors has fixed December 2, 2002, as the record date for the determination of holders of common stock entitled to notice of the Meeting. At the close of business on that date, there were 12,600,195 shares of $0.001 par value common stock outstanding and entitled to vote. MEMBERS OF OUR MANAGEMENT AND CERTAIN OF OUR PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY OWN IN EXCESS OF A MAJORITY OF OUR OUTSTANDING VOTING SECURITIES HAVE AGREED TO VOTE IN FAVOR OF THESE PROPOSALS. AS A RESULT, THESE PROPOSALS WILL BE APPROVED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL 1.

     TO AMEND THE BY-LAWS OF CASH SYSTEMS, INC. TO INCREASE THE NUMBER OF DIRECTORS FROM THREE TO UP TO 21 AND TO REQUIRE THAT ANY SHAREHOLDER BEFORE OWNING 5% OR MORE OF THE COMPANY'S COMMON STOCK AGREE, IN WRITING, TO COOPERATE WITH US IN OBTAINING REQUIRED GAMING LICENSES.

     Article III, Section 2 of the Company's Bylaws currently provides for us to have three directors. Management believes that this provision is overly restrictive in that it limits the number of people who may serve on the Board, even though there may be more people who are qualified and willing to serve. We believe that this restriction may unnecessarily exclude from the Board many people who may make a valuable contribution by serving as directors. By amending Article III, Section 2 to increase the authorized number of directors to 21, management believes that the Company will gain the flexibility to elect to the Board a larger, more diverse group of people whose service will benefit the Company and its stockholders.

     As a vendor to the gaming industry, Cash Systems is required, in certain jurisdictions, to apply for and obtain licenses/permits. Typically, members of an applicant's board of directors, its officers, key employees and stockholders holding five percent or more of the applicant's stock must submit to a personal background check. This process can be time consuming and intrusive. If an individual is unwilling to provide this background information or is unsatisfactory to a licensing authority, the Company must have a mechanism for making the necessary changes in management or stock ownership before beginning the application process.

     In order to address this issue, the Board of Directors has prepared Amended and Restated Bylaws (the "Amended Bylaws"). These Amended Bylaws contain an Article VIII, which is entitled "Gaming License Matters." Article VIII, Section 1 provides that no person may become the beneficial owner of five percent or more of any class or series of the Company's capital stock unless that person agrees in writing to:

          provide to the relevant gaming authorities such information about himself or herself as the authorities may require;

          respond to written or oral questions that the gaming authorities may propound; and

          consent to the performance of any background check that the gaming authorities may require, including the investigation of any criminal record.

     If a holder of five percent or more of our common stock does not agree to these requirements, Article VIII, Section 2 of the Amended Bylaws provides for us to redeem all or a portion of that person's shares by paying fair market value for the shares after giving the holder 30 days' notice of such redemption. The redemption price may be paid, at the discretion of the Board of Directors, in cash or securities having a fair market value equal to the value of the common stock being redeemed. Management believes that this procedure will give us flexibility to ensure compliance with the background check requirements of the jurisdictions in which we may seek gaming licenses. As such, management believes that the proposed amendment to our bylaws is in our best interests. A copy of the Amended Bylaws is attached hereto as Exhibit B.

PROPOSAL 2.

     TO ELECT THREE DIRECTORS FOR THE COMING YEAR, WITH THE ELECTION OF THE THIRD DIRECTOR, JAMES MANDEL, TO BE SUBJECT TO EQUITY SECURITIES INVESTMENTS' PRIOR SATISFACTORY PERFORMANCE, IN THE SOLE JUDGMENT
     OF THE COMPANY'S THEN-INCUMBENT DIRECTORS, OF ITS OBLIGATIONS
     UNDER THE AGENCY AGREEMENT ENTERED INTO BY CASH SYSTEMS AND EQUITY SECURITIES INVESTMENTS ON SEPTEMBER 6, 2002.

     The number of directors currently serving on the Company's Board of Directors is two. Each director holds office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified. The Board of Directors has designated the incumbent directors, Craig Potts, and Christopher Larson as nominees for reelection to the Board of Directors of the Company. It has also designated James Mandel as nominee for election to the Board, subject to the closing of all or part of the Company's private placement of an offering of 1,250,000 Units, as discussed below. Each of the nominees has consented to serve as director, if elected.

     Certain biographical information about each of the nominees is presented below.

     CRAIG POTTS, age 30, is the founder of Cash Systems, Inc., a Minnesota corporation formed in May 1997 ("Cash Systems Minnesota"). In October 2001, the Company acquired all of the outstanding common stock of Cash Systems Minnesota. At that time, Mr. Potts was elected the Company's President, Chief Executive Officer and Chairman of the Board of Directors.

     CHRISTOPHER LARSON, age 30, has been a member of the Company's Board of Directors and its Chief Financial Officer since it acquired Cash Systems Minnesota in 2001. Mr. Larson is a Certified Public Accountant and has served as Cash Systems Minnesota's CFO and Board member since May 2000.

     JAMES MANDEL, age 45, has been the Chief Executive Officer and a director of Vicom, Inc., since October 1, 1998. He was co-founder of Call 4 Wireless, LLC, a telecommunications company specializing in wireless communications, and served as its chairman and a member of the Board of Directors from December, 1996, until October, 1998, and as its interim Chief Executive Officer from December, 1996, until December, 1997. From October, 1991, to October, 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and ongoing maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs in Onamia, Minnesota; Grand Casino Hinckley in Hinckley, Minnesota; and six other casinos nationwide. He also serves on the Board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

     On September 6, 2002, the Company entered into an Agency Agreement with Equity Securities Investments, Inc., a Minnesota corporation ("Equity Securities"). Under the Agency Agreement, Equity Securities agreed to act as the Company's agent in the offer and sale, on a "best efforts" basis, of up to 1,250,000 Units, with each Unit consisting of one share of the Company's common stock and one warrant to purchase one additional share of common stock at a price of $2.50 per share. As a condition to the closing of the offering, the Company has agreed to elect a representative selected by Equity Securities to the Company's Board of Directors, subject to the Company's approval.
Equity Securities has selected Mr. Mandel to serve in this regard and the holders of a majority of the Company's issued and outstanding common stock have indicated their intention to vote in favor of Mr. Mandel's election, subject to Equity Securities' prior satisfactory performance of its obligations under the Agency Agreement.

PROPOSAL 3.

     TO RATIFY THE APPOINTMENT OF THE FIRM OF VIRCHOW, KRAUSE & COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

     The Company ratifies the appointment of Virchow Krause & Company, LLP, Certified Public Accountants ("VK"), by the Board of Directors to act as independent accountants of the Company for the fiscal year ending December 31, 2002. VK are independent accountants and auditors who have audited the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2001.

     Representatives of VK will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

                    AUDIT AND NON-AUDIT FEES

For the fiscal year ended December 31, 2001, fees for services provided by VK were as follows:

A.   Audit and review of consolidated financial statements for
     fiscal year ended December 31, 2001 and for reviews of
     financial statements included in the Company's quarterly
     reports on Form 10-QSB                                      $21,690

B.   Financial information systems design and implementation     $     0

C.   Fees billed for all other non-audit services, including
     fees for tax-related services and Form 8-K filings          $12,485

     The Board has considered the effect of non-audit services provided by VK on VK's independence, and does not believe that such independence has been impaired or otherwise compromised.

PROPOSAL 4.

     TO APPROVE THE 2001 STOCK OPTION PLAN.

     The Company's 2001 Stock Option Plan (the "2001 Plan") was adopted by Cash Systems, Inc., a Minnesota corporation and adopted by the Company in connection with the reorganization of Unistone, Inc., contemporaneously with Unistone, Inc.'s name change to Cash Systems, Inc., a Delaware corporation. The 2001 Plan was adopted as a means of promoting the interests of the Company and its stockholders by providing key personnel of the Company and other individuals who are not employees but who provide services to the Company in the capacity of an advisor or consultant, including non-employee directors, with an opportunity to acquire a proprietary interest on the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The 2001 Plan will expire in September, 2011, prior to the anticipated date of the 2011 Annual Meeting of Shareholders, and currently provides for up to 1,000,000 shares of the Company's common stock to be issued thereunder. Pursuant to the terms of the 2001 Plan, although the 2001 Plan shall expire in September, 2011, the options issued under the 2001 Plan shall continue to be exercisable until the relevant dates set forth in the individual stock option grants. A copy of the 2001 Plan is attached as Exhibit C.

     The 2001 Plan is administered by the Company's Board. The Board determines whether each option is to be an Incentive Option or Non-Qualified Option, and determines the terms of options granted under the 2001 Plan, including the exercise price, the number of shares subject to the option and the period of exercisability. No Incentive Option may be exercised more than 10 years after its grant date, provided, however, that no Incentive Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "Ten Percent Stockholder") may be exercised more than five years from the date the option is granted. To the extent the aggregate fair market value, determined at the time the option is granted, of the Common Stock with respect to which all Incentive Options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Options. During the lifetime of the optionee, only the optionee may exercise the option. In the event of a change in control of the Company as defined in the 2001 Plan, the Board may provide for the acceleration of vesting of Options.

     The exercise price of all Incentive Options granted under the 2001 Plan must be not less than the fair market value of the Common Stock at the time the Incentive Options are granted, as determined according to the 2001 Plan. The exercise price of any Incentive Options granted to a Ten Percent Stockholder must be not less than 110% of the fair market value of the Common Stock at the time the Incentive Options are granted, as determined by the Board of Directors in good faith.

     Under the 2001 Plan, the Board may permit participants, subject to compliance with applicable securities laws and the discretion of the Board and upon such terms and conditions as it may impose, to surrender shares of the Common Stock (either shares received upon the exercise of the option or shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations. In addition, the Board may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise of the option. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the tax rules concerning reasonable compensation).

     The grant of a stock option pursuant to the 2001 Plan will result in no tax consequences to the optionee or the Company. The holder of an Incentive Option generally will have no taxable income upon exercising an Incentive Option (except that the alternative minimum tax may apply), and the Company generally will receive no tax deduction when an Incentive Option is exercised. Upon exercise of a Non-Statutory Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the Company will be entitled to a tax deduction for the same amount for its taxable year in which the exercise occurs. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Option or a Non-Statutory Option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Option before the applicable Incentive Option holding period has been satisfied.

     Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such later date.

     Although the Board may amend, suspend or discontinue the 2001 Plan, the approval of the Company's stockholders is required to increase the number of shares of the Common Stock authorized for issuance under the 2001 Plan, change the manner of determining the exercise price of an option issued under the 2001 Plan, increase the maximum term of Options provided for under the 2001 Plan or change class of persons eligible to receive Options under the 2001 Plan.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth the share holdings of management and those persons who own more than five percent of the Company's Common Stock:



                            Number of Shares           Percentage
Name and Address           Beneficially Owned           of Class(1)
----------------           ------------------           --------
Kristen Potts              9,147,086 (2)                70.9%
3201 W. County Rd. 42,
Suite 106
Burnsville, MN 55306


(1) Calculations are based upon 12,910,195 shares outstanding on October 17, 2002, which includes a total of 340,000 shares issuable under the 2001 Stock Option Plan.

(2) Consists of 9,047,086 shares owned by Kristen Potts, who is the spouse of Craig Potts, and 100,000 shares issuable upon currently exercisable options held by Mr. Potts.

Security Ownership of Management.
---------------------------------

     The following table sets forth the shareholdings of the Company's directors and executive officers as of the date of this Report:



                           Number of             Percentage of
Name and Address     Shares Beneficially Owned     of Class(1)
----------------     -------------------------     --------

Craig Potts                   9,147,086 (2)         70.9%
18091 Clearly Lake Ct.
Prior Lake, MN  55372
Christopher Larson              529,500 (3)          4.1%
20482 Idaho Ave.
Lakeville, MN  55044

All Directors and Executive
Officers as a group           9,676,586             75.0%
(2 persons)


(1) Calculations are based upon 12,910,195 shares outstanding on October 17, 2002, which includes the 340,000 shares that are currently issuable under the 2001 Stock Option Plan.

(2) Consists of 9,047,086 shares owned by Kristen Potts, who is the spouse of Craig Potts, and 100,000 shares issuable upon currently exercisable options held by Mr. Potts.

(3) Includes 25,000 shares issuable under currently exercisable options held by Mr. Larson.

     Collectively, Messrs. Potts and Larson beneficially own 9,551,586 shares or approximately 76% of the Company's presently outstanding common voting securities. It is expected that each of these persons will vote for these Proposals, which they together could adopt, ratify and approve on the Company's behalf, without the votes of any other stockholder.

Changes in Control.
-------------------

     The Company sold to VirtualFund.com, Inc. a convertible note for up to $500,000 with an interest rate of 12.5% and is due in November of 2003. The note is convertible at the holder's option into up to 250,000 shares of common stock of the Company at a rate of $2.00 per share. Kristen Potts has agreed to pledge five shares of her common stock for every dollar borrowed under the loan. As of the date of this Information Statement, 2,000,000 shares have been pledged to secure the $500,000 borrowed to date. If the Company were to borrow and default on the full $500,000 under the VirtualFund.com convertible note, VirtualFund.com would be able to foreclose on 2,500,000 shares of our common stock, which equals approximately 21% of our currently issued and outstanding shares, and Ms. Potts' holdings would be reduced to 6,545,000 shares, or approximately 55% of our issued and outstanding shares. There are no other present arrangements or pledges of the Company's securities that may result in a change in control of the Company.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.
-------------------

     There is no "established trading market" for shares of the Company's common stock. The Company's common stock was approved for quotations on the OTC Bulletin Board of the NASD on March 15, 2001. Our common stock is currently quoted under the symbol "CSHS."

     The range of high and low closing bid quotations for the Company's common stock during each quarter of the year ended December 31, 2001, and the first three calendar quarters of 2002, is shown below. Prices are inter-dealer quotations as reported by Pink Sheets, LLC (formerly known as the "National Quotation Bureau") and do not necessarily reflect transactions, retail markups, mark downs or commissions.

                             STOCK QUOTATIONS
                                                    BID
Quarter or period ended:                   High               Low
------------------------                   ----               ---

March 16, 2001, through                    Unpriced          Unpriced
March 31, 2001

June 30, 2001                              0.10              0.05

July 23, 2001                              0.09              0.09

September 30, 2001*                        0.10              0.05

December 31, 2001*                         2.20              0.10

March 31, 2002*                            1.50              1.50

June 30, 2002*                             1.50              0.55

September 30, 2002*                        2.25              0.55


     * Reflects a one-for-two reverse split of the Company's common stock on July 24, 2001.

     No assurance can be given that any "established trading market" for the Company's common stock will develop or be maintained.

     The future sale of presently outstanding "unregistered" and "restricted" common stock of the Company by present members of management and persons who own more than five percent of the outstanding voting securities of the Company may have an adverse effect on any "established trading market" that may develop in the shares of common stock of the Company.

Holders
-------

     The number of record holders of the Company's common stock as of October 17, 2002 is approximately 165. This does not include an indeterminate number of stockholders who may hold their shares in "street name."

Dividends
---------

     The Company has not declared any cash dividends with respect to its common stock and does not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its common stock.

Recent Sales of Unregistered Securities.
----------------------------------------

          The following table provides information about all "unregistered" and "restricted" securities that Cash Systems has sold during the past three calendar years, and since then, which were not registered under the 1933 Act:

                                        Number
                         Date           of         Aggregate
Name of Owner            Acquired       Shares (1) Consideration
-------------            --------       ------     -------------

Jenson Services, Inc.    9-21-99        3,000,000  $6,000

Stockholders of Cash    10-17-01       10,550,000  All of the common stock
Systems, Inc.                                      of Cash Systems, Inc.


Corporate Capital       11-27-01          200,000  Conversion of promissory
Management                                         note

10 investors             3-19-02           55,069  Exercise of "cashless"
                                                   warrants

Private placement        7-26-02          701,667  $877,083.75
investors

Convertible note         7-26-02          340,000  Conversion of convertible
holders                                            notes

Joseph A. Geraci, II     8-22-02           54,292  Exercise of warrants

Six investors            9-26-02          300,000  Settlement of dispute over
                                                   canceled shares

Four investors           10-3-02           40,680  Exercise of warrant

     (1) All figures herein reflect a reverse split of the Company's common stock in the ratio of two shares to one, effective July 24, 2001.

Identification of Directors and Executive Officers.
---------------------------------------------------

     The following table sets forth the names of all current directors and executive officers of the Company. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

                                   Date of         Date of
                     Positions     Election or     Termination
Name                 Held          Designation     or Resignation
----                  ----         -----------     ---------------

Craig Potts           CEO           10-12-01       *
                      President     10-12-01       *
                      Director      10-12-01       *

Christopher Larson    CFO           10-12-01       *
                      Director      10-12-01       *

     *  These persons presently serve in the capacities indicated.


                     EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated:


                   SUMMARY COMPENSATION TABLE
                                       Long Term Compensation
                 Annual Compensation     Awards          Payouts

(a)         (b)      (c)     (d)     (e)       (f)    (g)       (h)    (i)
                                                      Secur-
                                     Other            ities            All
Name and   Year or                   Annual   Rest-   Under-    LTIP   Other
Principal  Period   Salary  Bonus    Compen-  ricted  lying     Pay-   Comp-
Position   Ended     ($)    ($)      sat'n    Stock   Options   outs   ensat'n
------------------------------------------------------------------------------

Craig
Potts,     12/31/99    0     0       0          0     0         0       0
CEO, Pres. 12/31/00    0     0       0          0     0         0       0
Director   12/31/01  85,000  0       0          0    100,000(1) 0       0

Christopher12/31/99    0     0       0          0     0         0       0
Larson,    12/31/00    0     0       0          0     0         0       0
CFO        12/31/01  68,000  0       0          0     25,000(2) 0       0
Director

    (1) These options are exercisable at a price of $1.38 per share, and are fully vested.

    (2) These options are exercisable at a price of $1.25 per share, and are fully vested.

STOCK OPTIONS

     In the event of dissolution, liquidation or a change in control of the Company (as described in the Company's stock option plans), all outstanding options under the Company's stock option plans will become exercisable in full and each optionee will have the right to exercise his or her options in certain circumstances.

2001 STOCK OPTION PLAN

     The following table summarizes certain information concerning stock option grants made in 2001 to the Named Executive Officers.

                    Options/SAR Grants in Last Fiscal Year
                    --------------------------------------

                               Individual Grants
                               -----------------


  (a)                (b)           (c)            (d)              (e)
                  Number of      % of Total
                  Securities     Options/SARs
                  Underlying     Granted to
                  Options/SARs   Employees in   Exercise or Base  Expiration
Name              Granted (#)    Fiscal Year    Price ($/Sh)      Date
----              -----------    -----------    ------------      ----

Craig Potts       100,000        33%            $1.38             9/25/11

Christopher
Larson             25,000         8%            $1.25             9/25/11


          Option Exercises During 2001 Fiscal Year-End Option Values
          ----------------------------------------------------------

     No options were exercised by the named executive officers during 2001. The following table provides information related to the number and value of options held at December 31, 2001.


                        Number of Securities        Value of Unexercised
                       Underlying Unexercised       In-the-Money Options
                     Options at Fiscal Year End     at Fiscal Year End (1)
                     --------------------------     ----------------------
Name                Exercisable   Unexercisable   Exercisable   Unexercisable
----                -----------   -------------   -----------   --------------

Craig Potts         100,000       -0-             -0-           -0-

Christopher Larson   25,000       -0-             -0-           -0-


     (1) Value is calculated on the basis of the difference between the option exercise price and $1.72, the average of the closing bid and ask price on December 31, 2001, as quoted on the OTC Bulletin Board.

Compensation of Directors.
--------------------------

     There are no standard arrangements pursuant to which the Company's directors are compensated for any services provided as a director. No additional amounts are payable to the Company's directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and
Change-in-Control Arrangements.
-------------------------------

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Transactions with Management and Others.
----------------------------------------

     Except as indicated below, during the calendar year ended December 31, 2001, there were no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Certain Business Relationships.
-------------------------------

     Except as indicated under the heading "Transactions with Management and Others," during the calendar year ended December 31, 2001, there were no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Indebtedness of Management.
---------------------------
     Except as indicated under the heading "Transactions with Management and Others," during the calendar year ended December 31, 2001, there were no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     On October 22, 2001, each of the Company's current directors, executive officers and owners of 10% or more of the Company's issued and outstanding common stock filed with the Securities and Exchange Commission a Form 3 Initial Statement of Beneficial Ownership of Securities. Each of these Forms 3 is available for review at the Commission's web site: www.sec.gov.

     On or about May 6, 2002, Christopher Larson filed with the Securities and Exchange Commission a Form 4 Statement of Changes in Beneficial Ownership disclosing his purchases of 1,800 shares of our common stock in market transactions, at purchase prices ranging from $1.05 to $2.50 per share. These purchases took place in April, 2002.

     On or about May 6, 2002, Kristin Potts, who is the wife of our Chief Executive Officer, Craig Potts, filed with the Securities and Exchange Commission a Form 4 disclosing the purchase of 2,086 shares of the Company's common stock in market transactions, at prices ranging from $1.20 to $1.60 per share. These purchases occurred in April, 2002.

     On or about October 23, 2002, Mr. Larson filed with the Securities and Exchange Commission a Form 4 disclosing his purchase of an additional 200 shares of our common stock in market transactions, at a price of $2.50 per share. This purchase occurred on May 21, 2002.

                         VOTE REQUIRED FOR APPROVAL

     A majority of the outstanding common voting securities of the Company constitutes a quorum for the transaction of business at any Meeting. Under applicable law, if a quorum is present at the Meeting, the plurality of votes cast in favor of these Proposals shall be sufficient to adopt, ratify and approve these Proposals.

                                OTHER MATTERS

     The Board of Directors of the Company is not aware of any business other than these Proposals that will be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of members of our management and certain of our principal stockholders who collectively own in excess of a majority of our outstanding voting securities to vote thereon in accordance with their best judgment.

                                   By Order of the Board of Directors

                                   /s/ Craig Potts
December 10, 2002                  Craig Potts
Burnsville, Minnesota              Chief Executive Officer, President and
                                   Director